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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 6, 2004

                         DIGITAL LIFESTYLES GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     0-27878                13-3779546
 (State or other jurisdiction of       (Commission            (IRS Employer
         incorporation)                File Number)          Identification No.)


                          1001 S. Capital of Texas Hwy.
                              Building I, Suite 200
                               Austin, Texas 78746
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (512) 617-8282

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Item 8.01.  Other Events.

         The following "Description of Capital Stock" is filed for the purpose of updating in its entirety the description of common stock, par value $0.03 per share (the "Common Stock") of Digital Lifestyles Group, Inc. (the "Company"), contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Securities and Exchange Commission (the "Commission") on March 12, 1996 (which incorporates by reference the description of Common Stock that is contained in the Company's Registration Statement on Form SB-2, as amended, filed with the Commission on March 12, 1996).

                          Description of Capital Stock

         The capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. As of October 1, 2004, there were 37,647,233 shares of Common Stock outstanding that were held of record by approximately 335 stockholders. The following description of the Company's capital stock does not purport to be complete and is subject to and qualified by the Company's restated certificate of incorporation and bylaws, which are included as exhibits to this Current Report on Form 8-K, and by the provisions of applicable Delaware law.

         Common Stock.

         Holders of Common Stock are entitled to one vote for each share on all matters voted upon by the Company's stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of preferred stock, holders of Common Stock are entitled to any dividends that may be declared by the board. Common Stock holders are entitled to share ratably in the Company's net assets upon its dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of the Company's preferred stock then outstanding. Common Stock holders have no preemptive rights to purchase shares of the Company's stock. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other shares of the Company's capital stock. All outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of Common Stock holders will be subject to those of the holders of any shares of preferred stock that the Company may issue in the future.

         Preferred Stock.

         The Company's board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of the Company's certificate of incorporation and limitations prescribed by law, the board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of the Company's preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by the Company's stockholders. As of

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June 1, 2004, the Company had no outstanding shares of preferred stock.
Therefore, the Company has 5,000,000 shares of undesignated preferred stock available for issuance.

         One of the effects of undesignated preferred stock may be to enable the board to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of Common Stock holders by, among other things:

         o        restricting dividends on the Common Stock;

         o        diluting the voting power of the Common Stock;

         o        impairing the liquidation rights of the Common Stock; or

         o delaying or preventing a change in control without further action by stockholders.



Item 9.01.  Financial Statements and Exhibits.

Exhibit No.      Description
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3.1              Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on September 28, 2004. (1)

3.2              Amended and Restated Bylaws of the Company. (2)

4.1              Specimen Certificate for Common Stock. (2)


(1)      Filed herewith.

(2) Incorporated by reference to the Company's Annual Report on Form 10-K filed with the Commission on March 20, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DIGITAL LIFESTYLES GROUP, INC.


Date:  October 5, 2004                    By:   /s/ Kent A. Savage
                                                --------------------------------
                                                Name:   Kent A. Savage
                                                Title:  Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.      Description
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3.1              Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on September 28, 2004. (1)

3.2              Amended and Restated Bylaws of the Company. (2)

4.1              Specimen Certificate for Common Stock. (2)


(1)      Filed herewith.

(2) Incorporated by reference to the Company's Annual Report on Form 10-K filed with the Commission on March 20, 2004.


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